EXHIBIT 2.4
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                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF APRIL 10, 1998

                                  BY AND AMONG

                            OEI INTERNATIONAL, INC.,

                              GEI ACQUISITION, INC.

                            GULSBY ENGINEERING, INC.

                                       AND

                                ITS STOCKHOLDERS

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                             AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of April 10, 1998, among OEI International, Inc., a Delaware corporation ("OEI"), GEI Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of OEI ("NEWCO"), Gulsby Engineering, Inc., a Texas corporation (the "COMPANY"), and the persons listed on the signature pages of this Agreement under the caption "STOCKHOLDERS" (collectively, the "STOCKHOLDERS," and each of them, individually, a "STOCKHOLDER").

                                    PRELIMINARY STATEMENTS

        The parties to this Agreement wish to effect a business combination pursuant to which:

                       (i) Newco will merge into the Company (the "MERGER") on
               the terms and subject to the conditions of this Agreement;

                       (ii) OEI, VIA mergers involving other OEI subsidiaries,
               will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, OEI and other subsidiaries of OEI (collectively, the "OTHER AGREEMENTS"); and

                       (iii) OEI will effect a public offering of shares of its
               common stock.

        The respective boards of directors of OEI, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01:

               "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Addendum, Annexes and Exhibits, as each of


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        them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

               "BUSINESS CORPORATION ACT" means the Texas Business Corporation Act.

               "CEILING AMOUNT" means at any time 75% of (i) $9,287,254 plus
        (ii) the aggregate amount of Contingent Merger Consideration (calculating the Contingent Stock Consideration at $12 per share) which the Stockholders have had, or are entitled to have, disbursed to them at such time.

               "CLOSING" has the meaning specified in Section 7.01(a).

               "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by OEI for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

               "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

               "CONTINGENT CASH CONSIDERATION" has the meaning specified in
        Section 2.07(a).

               "CONTINGENT MERGER CONSIDERATION" has the meaning specified in
        Section 2.07(a).

               "CONTINGENT STOCK CONSIDERATION" has the meaning specified in
        Section 2.07(a).

               "COUNSEL FOR OEI AND NEWCO" means Porter & Hedges, L.L.P.

               "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Dan McEvily, Esq.

               "CUMULATIVE POST-CLOSING EBITDA" has the meaning specified in
        Section 2.08(d).

               "CURRENT BALANCE SHEET" means the audited consolidated balance sheet of the Company and the Company Subsidiaries at December 31, 1997, which is included in the Initial Financial Statements.

               "CURRENT BALANCE SHEET DATE" means December 31, 1997.

               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to OEI prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to each of certain of the representations


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        and warranties made by the Company and the Stockholders in this
        Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

               "EARNOUT PERIOD" has the meaning specified in Section 2.08(b).

               "EARNOUT YEAR" has the meaning specified in Section 2.08(b).

               "ESCROW AGENT" has the meaning specified in Section 2.07(a).

               "ESCROW AGREEMENT" has the meaning specified in Section 2.07(a).

               "GULSBY" means Jerry G. Gulsby.

               "GULSBY ENTERPRISES" means Gulsby and Clara Gulsby doing business as "GULSBY ENTERPRISES," the owners of the real property subject to the Lease Agreement and the Right of First Refusal Agreement.

               "INITIAL FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Company and the Company Subsidiaries at December 31, 1997 and 1996 and the related audited consolidated statements of income , stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1997, together with the related audit report of Arthur Andersen LLP.

               "INITIAL MERGER CONSIDERATION" has the meaning specified in
        Section 2.04.

               "INTERIM DISTRIBUTION" has the meaning specified in Section 2.08(c).

               "JUDGMENT RESERVE" means the amount equal to the sum of $3,587,000.

               "LEASE AGREEMENT" means the Lease Agreement to be entered into at the Closing between the Company and Gulsby Enterprises in substantially the form of Exhibit 1.01-A.

               "MAJORITY STOCKHOLDERS" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

               "MERGER CONSIDERATION" means (i) when used in Section 6.07, the Initial Merger Consideration and the Contingent Merger Consideration and
        (ii) when used in Section 7.02(iii), the Initial Merger Consideration.

               "NEW EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of April 10, 1998, between the Company and Gulsby.


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               "NEWCO" means GEI Acquisition, Inc., a Texas corporation.

               "OEI" means OEI International, Inc., a Delaware corporation.

               "OEI ACQUISITION CANDIDATE" means any Entity engaged in the Practice of Engineering and which shall have been called on by any of the Company, OEI or a Subsidiary of the Company or OEI in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

               "PARTIES" means the parties to this Agreement.

               "PENDING JUDGMENT" has the meaning specified in Section 2.12.

               "PRO RATA SHARE" means for each Stockholder the fraction expressed as a percentage and set forth in Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder, as set forth in Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders, as set forth in Schedule 2.04.

               "RESPONSIBLE OFFICER" means Gulsby.

               "RESTRICTED STOCKHOLDER" has the meaning specified in Section 10.01.

               "RIGHT OF FIRST REFUSAL AGREEMENT" means the Right of First Refusal Agreement to be entered into between the Company and Gulsby Enterprises in substantially the form of Exhibit 1.01-B, pursuant to which Gulsby Enterprises will grant to the Company a right-of-first-refusal to lease or purchase, for the same consideration and on the same terms as are offered by any proposed third-party lessee or purchaser, the approximately 19.1747 acres of undeveloped land owned by Gulsby Enterprises and which adjoins the Company's office and manufacturing facility and is located north of Wilson Court Road.

               "SCHEDULED AGREEMENTS" means the agreements described in Schedule 4.11.

               "STOCKHOLDERS' BOOT" means the sum of (i) the aggregate amount of indebtedness of the Stockholders to the Company to be assumed and paid by OEI pursuant to Section 2.11 and (ii) the aggregate amount of contract retainages transferred by the Company to the Stockholders in kind (or in cash to the extent such retainages are collected prior to the Closing) pursuant to the provisions of Schedule 6.11.

               "SURVIVING CORPORATION" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

               "TERRITORY" has the meaning specified in Section 10.01(a).


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               "THRESHOLD AMOUNT" means $410,000.

               "TRANSFER TAXES" has the meaning specified in Section 11.07.

               "TRANSFERORS' AGREEMENT" means the Transferors' Agreement and Plan of Transfer entered into as of April 10, 1998, among OEI, the Stockholders and the other Persons party thereto.

               "TRUSTEES" means James Glenn Gulsby and Terri Lynette Gulsby Robbins, in their capacity as trustees of the Trusts.

               "TRUSTS" means each of Stockholders other than Gulsby

               "UNIFORM PROVISIONS" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

        Section 1.02. DEFINITIONS IN UNIFORM PROVISIONS. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

        Section 2.01. CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

        Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "EFFECTIVE TIME") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until


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changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule 2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

               (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of whole and fractional shares of OEI Common Stock set forth or determined as provided in Schedule 2.04 (the "INITIAL MERGER CONSIDERATION"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

               (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

               (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Initial Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in
Section 2.06.

        Section 2.05.  DELIVERY, EXCHANGE AND PAYMENT.

               (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to OEI (or any agent which may be appointed by OEI for purposes of this Section 2.05), receive, and OEI will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.06, the Initial Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this


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        Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of OEI Common Stock included in the Initial Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of OEI Common Stock issuable in the Merger will be deemed for all purposes to have been issued by OEI at the Effective Time. All cash included in the Initial Merger Consideration shall be paid by OEI's company checks, certified or official bank checks, or wire transfers, at OEI's option. In the case of wire transfers, the transfers shall be to accounts designated by the respective Stockholders at least five Business Days before the IPO Closing Date.

               (b) Each Stockholder will deliver to OEI (or any agent that may be appointed by OEI for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. In the event this Agreement is terminated pursuant to
        Article XII prior to the Effective Time, OEI or its agent will return all such certificates and other documents to the Stockholders. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

               (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to OEI Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of OEI Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, OEI will cause to be paid, to the Person in whose name the certificates representing such shares of OEI Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of OEI Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, OEI will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of OEI Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

        Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of OEI Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of OEI Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of OEI Common Stock multiplied by $12.

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        Section 2.07.  CONTINGENT CONSIDERATION AND RELATED ESCROW.

               (a) ESCROW. At the Effective Time, in addition to the Initial Merger Consideration to be delivered to the Stockholders: (i) OEI shall deposit with an escrow agent to be jointly selected by OEI and the Stockholders (the "ESCROW AGENT"), 654,099 shares of OEI Common Stock (the "CONTINGENT STOCK CONSIDERATION") and $3,363,939 in cash (the "CONTINGENT CASH CONSIDERATION" and, together with the Contingent Stock Consideration, the "CONTINGENT MERGER CONSIDERATION"); and (ii) OEI and the Stockholders shall enter into an Escrow Agreement (the "ESCROW AGREEMENT") with the Escrow Agent, which shall be in the form of Exhibit 2.07, with its blanks appropriately completed; provided, however, that OEI may at any time on or before the date of Closing elect to substitute for all or any part of the Contingent Stock Consideration cash in an amount equal to $12 times the number of shares of OEI Common Stock for which OEI elects to substitute cash.

               (b) STOCKHOLDERS' RIGHTS. The Contingent Stock Consideration shall: (i) be issued and outstanding shares of OEI Common Stock and shall appear as such on the balance sheet of OEI; (ii) be entitled, PRO RATA with all other holders of OEI Common Stock, to all dividends declared with respect to the OEI Common Stock; and (iii) have voting rights equal to the voting rights of all other issued and outstanding shares of OEI Common Stock. Any cash dividends which may be declared and paid by OEI in respect of the Contingent Stock Consideration shall be paid by OEI to the Escrow Agent and shall become additional Contingent Cash Consideration. All shares of OEI Common Stock payable in respect of the Contingent Stock Consideration as a result of any stock split or other non-cash distribution (including a stock dividend) shall be held by the Escrow Agent and shall become additional Contingent Stock Consideration. The Escrow Agent shall vote the Contingent Stock Consideration during the time such shares are held in escrow pursuant to the written instructions of the Stockholders, in accordance with their respective Pro Rata Shares.

               (c) INVESTMENTS, INTEREST AND DIVIDENDS. All cash from time to time held in escrow shall be invested in bonds intended to be free of federal income tax or in bond funds invested primarily in such bonds, as mutually agreed by OEI and the Stockholders. The term "Contingent Cash Consideration" shall include all cash existing at any time in escrow, including interest, cash dividends and other cash proceeds paid on or with respect to Contingent Cash Consideration or Contingent Stock Consideration. The term "Contingent Stock Consideration" shall include all shares of OEI Common Stock held of record at any time by the Escrow Agent, including such shares issued as a result of any stock split or other non-cash distribution (including a stock dividend.)

               (d) ASSIGNMENT. The Stockholders may grant or assign to one or more employees of the Company the right to purchase or receive all or any part of the Contingent Merger Consideration upon its distribution from escrow, subject, in the case of Contingent Stock Consideration, to compliance with all applicable federal and state securities laws; PROVIDED, HOWEVER, that any such employee will take any Contingent Stock Consideration


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        granted or assigned to him hereunder subject to the restrictions on transfer contained in Section 11.02.

        Section 2.08.  DISBURSEMENT FROM ESCROW.

               (a) INSTRUCTIONS TO ESCROW AGENT. OEI and the Stockholders agree to provide the Escrow Agent, from time to time, with joint written instructions to distribute the Contingent Merger Consideration in accordance with the provisions set forth in this Section 2.08.

               (b) EARN-OUT PERIOD. The Contingent Merger Consideration will be distributed to the Stockholders or returned to OEI, in each case in whole or in part, based on the Company's achievement of, or failure to achieve, within the three-year period beginning January 1, 1998 (the "EARNOUT PERIOD"), designated levels of Cumulative Post-Closing EBITDA (as defined below). The Earnout Period shall be divided into three successive one-year periods (each an "EARNOUT YEAR"), the first of which shall begin on January 1, 1998, with each Earnout Year thereafter to begin on the next succeeding anniversary of that day.

               (c) INTERIM DISTRIBUTIONS. If at the end of any Earnout Year, Cumulative Post-Closing EBITDA through the end of that Earnout Year exceeds the product of (x) $3,833,015 times (y) the number of full Earnout Years lapsed through the end of that Earnout Year, then there shall be distributed to the Stockholders a portion of the Contingent Merger Consideration (the "INTERIM DISTRIBUTION") determined by:

                       (i) subtracting (x) the product of (a) $3,833,015 times
               (b) the number of full Earnout Years lapsed through the end of the most recently ended Earnout Year, from (y) Cumulative Post-Closing EBITDA for that portion of the Earnout Period ended on the most recently completed Earnout Year;

                       (ii) multiplying $11,213,127 by a fraction the numerator
               of which is the result of the calculation made under clause (i) above and the denominator of which is $6,727,875; and

                       (iii) subtracting from that result the sum of (x) all
               Contingent Cash Consideration previously distributed to the Stockholders and (y) $12 multiplied by the number of shares of Contingent Stock Consideration, if any, previously distributed to the Stockholders;


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        in which case:

                       (i) the amount of Contingent Cash Consideration
               distributed to the Stockholders shall equal 30% (subject to appropriate adjustment if OEI elects to substitute cash for any Contingent Stock Consideration) of the Interim Distribution; and

                       (ii) the number of shares of Contingent Stock
               Consideration distributed to the Stockholders shall be determined by first (x) subtracting (a) the amount of the Contingent Cash Consideration distributable to the Stockholders under clause (i) above from (b) the amount of the Interim Distribution, and (y) then dividing that result by $12.

        Any Interim Distribution shall be payable and issuable to the Stockholders PRO RATA in accordance with their respective Pro Rata Shares.

               (d) CUMULATIVE POST-CLOSING EBITDA. As used herein, the term "CUMULATIVE POST-CLOSING EBITDA" means for any period beginning on January 1, 1998, and ending on any specified date, consolidated earnings (including engineering income) of the Company and the Subsidiary before interest expense, foreign, federal and state income and franchise taxes (to the extent based on or measured by income), and depreciation and amortization expense, all determined in accordance with generally accepted accounting principles, adjusted to:

                       (i) eliminate any charges to the Company's earnings in
               respect of allocations of indirect corporate overhead expense (but not expenses directly attributable to the Company or its operations, such as charges for insurance) of OEI;

                       (ii) reflect a capital charge (computed at an annual rate
               equal to the average rate OEI is then paying on outstanding advances under its primary line of credit facility with a bank, plus 1%) for all funds advanced to the Company by OEI (x) for working capital purposes or (y) to fund capital expenditures of the Company for the purpose of improving, expanding or adding to (but not maintaining at its present level) the Company's property, plant and equipment;

                       (iii) reflect a 1% charge for all funds advanced to the
               Company under any bank credit facility guaranteed by OEI or in respect of which OEI is otherwise contingently liable;

                       (iv) eliminate any charges to the Company's earnings
               resulting from the Company being required to perform under any guaranty of any third party obligation if the guaranty is unrelated to the Company's business;


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                       (v) exclude non-operating income and losses, such as, by
               way of example only, investment income and gains and losses from dispositions of capital assets; and

                       (vi) exclude all other non-recurring or extraordinary
               items of gain or loss.

        Section 2.09.  TERMINATION OF ESCROW.

               (a) INSTRUCTIONS TO ESCROW AGENT. OEI and the Stockholders agree to provide the Escrow Agent with joint written instructions to distribute the Contingent Merger Consideration in accordance with the provisions set forth in this Section 2.09.

               (b) EARLY TERMINATION OF EARN-OUT. If before the expiration of the Earnout Period:

                       (i) the Company's Cumulative Post-Closing EBITDA reaches
               or exceeds an amount equal to $18,226,920 then all of the previously undistributed Contingent Merger Consideration, plus all previously undistributed interest and dividends earned on it while in escrow, shall be distributed to the Stockholders, and the escrow shall terminate. The distribution on any such termination shall be payable and issuable to the Stockholders PRO RATA in accordance with their respective Pro Rata Shares.

                       (ii) Gulsby voluntarily terminates his employment with
               the Company or is discharged for "Cause" (as such term is defined in the New Employment Agreement), then all Contingent Cash Consideration and all Contingent Stock Consideration (including all interest, dividends and other proceeds paid on or with respect to amounts in escrow) which are then in escrow, shall be distributed to OEI, and the escrow shall terminate. Neither the death nor disability of Gulsby shall cause such an early termination of the escrow.

               (c) EXPIRATION OF EARNOUT PERIOD. If upon the expiration of the Earnout Period, the Company's Cumulative Post-Closing EBITDA has not reached or exceeded an amount equal to $18,226,920 then all previously undistributed Contingent Cash Consideration and all Contingent Stock Consideration shall be distributed to OEI, and the escrow shall terminate.

        Section 2.10. OEI COVENANTS DURING THE EARNOUT PERIOD. OEI agrees that from the time of Closing through the first to occur of the expiration of the Earnout Period or the termination of the escrow as provided in Section 2.09 above, OEI will not cause or permit the Company to:

               (a)     be liquidated or dissolved;

               (b)     sell all or substantially all of its assets;


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               (c) relocate the Company's principal office and fabrication facility from its present location;

               (d) merge or consolidate with or into any corporation or other business entity; or

               (e) acquire another business entity or the assets or operations of another business entity.

        Except as specifically prohibited above in this Section 2.10, the Company may at any time change or discontinue any of its present or future assets or operations, or may close any of its present or future offices or manufacturing facilities, or undertake new operations, or may take any and all other steps which the Company's Board of Directors, in its judgment, shall deem advisable and in the best interest of the Company, and if any such action adversely affects Cumulative Post-Closing EBITDA, the Stockholders shall have no claim or recourse by reason of such action.

        Section 2.11. ASSUMPTION OF CERTAIN OBLIGATIONS. As additional consideration for the shares of the Company Common Stock, effective as of the Effective Time, OEI will assume the obligation of the Stockholders to pay the outstanding balance as of December 31, 1997, of the loans from the Company to the Stockholders in the aggregate amount of $3,120,571.

        Section 2.12. PENDING JUDGMENT. If, prior to the IPO Closing Date, the Company is released from all liability with respect to the judgment against the Company in the cause reflected on the Current Balance Sheet and described in footnote 9 to the Initial Financial Statements (the "Pending Judgment"), for less than the amount of the Judgment Reserve, then the amount by which the Judgment Reserve exceeds the amount paid to settle the Pending Judgment and to obtain such release will be added to the cash portion of the Initial Merger Consideration. If the Company is released from all liability in respect of the Pending Judgment within three months after the date of the Closing for less than the amount of the Judgment Reserve, then the amount by which the Judgment Reserve exceeds the amount paid to settle the Pending Judgment and to obtain such release will be paid to the Stockholders in accordance with their respective Pro Rate Shares. If the Pending Judgment is not settled and released within three months after the IPO Closing Date, the Company shall pay and obtain the release of the Pending Judgment and there shall be no adjustment to the Merger Consideration.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.01. BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to OEI that all the following representations and warranties in this Article III are true and correct:

               (a) (i) the Stockholder will be acquiring the shares of OEI Common Stock to be issued to him pursuant to Section 2.04 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of OEI Common Stock other than this Agreement, the Transferors' Agreement and the Registration Rights Agreement; (iii) unless otherwise specified on Schedule 3.01, the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the OEI Common Stock to be acquired by him pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
        (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the OEI Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of OEI concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of OEI, the plans for the operations of the business of OEI, the business, operations and financial condition of the Other Founding Companies and any plans of OEI for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction;

               (b) the Trustees are the duly named and serving trustees of each of the Trusts, the execution and delivery by the Trustees of this Agreement are within their powers, and the performance by the Trusts of this Agreement are within the powers and purposes of the Trusts under the terms of all documents creating, evidencing or governing the Trusts, true and correct copies of all of which have been delivered to OEI by the Trusts, and neither the execution, delivery nor performance by the Trusts of this Agreement will violate, constitute a breach of, or conflict with any documents creating, evidencing or governing the Trusts; and

               (c) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

        Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, OEI that all the following representations and warranties in this Article IV are true and correct:

               (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State and (ii) has the corporate power and authority under those laws and its

        Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted;

               (b) the authorized Capital Stock of the Company is comprised of 1,000,000 shares of Company Common Stock, of which 10,000 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and no outstanding Derivative Securities of the Company exist;

               (c) each of the primary beneficiaries of each of The Gulsby Children's Trusts and of each of The JGCG Generation-Skipping Trusts is an adult child of Gulsby and each of the primary beneficiaries of The Gulsby Grandchildren's Trusts is a minor child of one of the adult children of Gulsby who is a primary beneficiary under The Gulsby Children's Trusts and the JGCG Generation-Skipping Trusts and each such minor child has the same principal residence as the adult child of Gulsby who is a primary beneficiary under The Gulsby Children's Trusts and the JGCG Generation-Skipping Trusts; and

               (d) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OEI AND NEWCO

        Section 5.01. BY OEI AND NEWCO. OEI and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger, and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01.  THE CLOSING AND CERTAIN CONDITIONS.

               (a) THE CLOSING. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act,
        (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Texas), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Initial Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as OEI shall specify by written notice to Gulsby. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Initial Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Initial Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b)(i).

               (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions:
        (i) each of the Transferors' Agreement, the New Employment Agreement and the Escrow Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.03.

               (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF OEI AND NEWCO. The obligations of OEI and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to OEI a copy of the articles or certificate of incorporation, as amended to the date of the Closing and certified by the Secretary of State of the State of Texas as of a Current Date, of the Company; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

               (d) CERTAIN CONDITIONS TO BE MET BY IPO CLOSING DATE. The obligations of OEI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) each of the Transferors' Agreement, the New Employment Agreement, the Escrow Agreement, the Lease Agreement and the Right of First Refusal Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

               (e) INCORPORATION OF ARTICLE VII OF UNIFORM PROVISIONS. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of
Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

        Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder identified on
Schedule 10.01 (each a "Restricted Stockholder") and, in the case of paragraphs
(b) and (d) below of this Section 10.01, each Stockholder, severally agrees that he will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, any business engaged in the Practice of Engineering in competition with the Company, any Company Subsidiary or OEI or any Subsidiary of OEI (OEI and its

        Subsidiaries collectively being called "OEI" for purposes of this
        Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

               (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or OEI with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or OEI, provided that a Stockholder may call on and hire any of his Immediate Family Members;

               (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or OEI within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or OEI within the Territory and (ii) with the knowledge of the customer relationship; or

               (d) call on any OEI Acquisition Candidate, with the knowledge of that Person's status as an OEI Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than OEI.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

        Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to OEI as a result of any breach by a Restricted Stockholder or any other Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to OEI for which it would have no other adequate remedy, each Restricted Stockholder (and, in the case of paragraphs (b) and (d) of Section 10.01, each Stockholder) agrees that OEI may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Restricted Stockholder or Stockholder, as the case may be, if he breaches any of those provisions.

        Section 10.03. REASONABLE RESTRAINT. The Parties each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Restricted Stockholder or Stockholders, as the case may be, in light of the activities and business of OEI on the date hereof, the current business plans of OEI and the investment by each Stockholder in OEI as a result of the Merger.

        Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Restricted Stockholder or Stockholder, as the case may be, the Parties, including the Restricted Stockholder or Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted Stockholder or Stockholder, as the case may be, and any other Restricted Stockholder or Stockholder, as the case may be, similarly situated.

        Section 10.05. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder or Stockholder against OEI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by OEI of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Restricted Stockholder and Stockholder by excluding from that computation any time during which the Restricted Stockholder or Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

        Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party will comply with each covenant for which provision is made in Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that Party.

        Section 11.02. RESTRICTIONS ON TRANSFERS OF OEI COMMON STOCK.

               (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "RESTRICTED PERIOD"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of OEI Common Stock (including the Contingent Stock Consideration) received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of OEI Common Stock, in whole or in part, and OEI will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of OEI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of OEI Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that this Section 11.02 shall not restrict (x) any transfer of OEI Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02 or (y) any transfer pursuant to Section 2.07(d) of Contingent Stock Consideration to an employee of the Company who agrees in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the OEI Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as OEI may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

               (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of OEI Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of OEI Common Stock, and (ii) covenants that none of the shares of OEI Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of OEI Common Stock issued pursuant to
        Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of OEI Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

        Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to OEI that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify OEI against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of OEI, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

        Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and OEI. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) OEI will pay the fees, expenses and disbursements of OEI and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by OEI and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $40,000 in the aggregate, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $40,000 in the aggregate of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, OEI or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

        Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                       (i)   if to OEI or Newco, addressed to it at:

                             OEI International, Inc.
                             2727 North Loop West, Suite 400
                             Houston, Texas 77009
                             Attn.: Michael L. Burrow,
                                    Chief Executive Officer
                             Telecopy No.: (713) 880-6300

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002-2764
                             Attn:  James M. Harbison, Jr.
                             Telecopy No.: (713) 226-1331

                       (ii) if to the Stockholders, addressed to them at their
               respective addresses set forth in Schedule 2.04; and

                       (iii) if to the Company, addressed to it at:

                             1250 Indiana Street
                             P.O. Box 549
                             Humble, Texas 77396
                             Attn:  Jerry G. Gulsby
                             Telecopy No.:  (713) 446-5445

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Dan McEvily, Esq.
                             2121 Fountain View
                             Houston, Texas 77057
                             Telecopy No.: (713) 627-8484

        SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

        Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 11.13. REMEDIES CUMULATIVE. Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither OEI or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that OEI will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to OEI or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement.

        Section 11.15. CONSENTS.

               (a) The Stockholders, as the owners and holders of all the Capital Stock of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 5.03 and 9.10 of the Business Corporation Act.

               (b) OEI hereby consents to and approves the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 5.03 and
        9.10 of the Business Corporation Act.

        Section 11.16. BOARD OF DIRECTORS. So long as Gulsby is employed by the Company, OEI agrees that he shall be entitled to serve as a director of the Company.

        Section 11.17. REAL ESTATE MATTERS. At the Closing, Gulsby Enterprises and the Company will enter into the Lease Agreement and the Right of First Refusal Agreement.

                                   ARTICLE XII

                                   TERMINATION

        Section 12.01. TERMINATION OF THIS AGREEMENT.

               (a) This Agreement may be terminated at any time prior to the Closing solely:

                       (i) by the mutual written consent of OEI and the Company;

                       (ii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                       (iii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                       (iv) by OEI if it is entitled to do so as provided in
               Section 6.07;

               (b) This Agreement may be terminated after the Closing solely:

                       (i) by OEI or the Company if the Underwriting Agreement
               is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                       (ii) automatically and without action on the part of any
               party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

               (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Texas, but before the IPO has been consummated, OEI will take all actions that Counsel for the Company and the Stockholders advises OEI are required by the applicable laws of the State of Texas to rescind the Merger.

        Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                             OEI INTERNATIONAL, INC.

                             By:  /s/  MICHAEL L. BURROW
                                  Michael L. Burrow, Chief Executive Officer

                              GEI ACQUISITION, INC.

                             By:  /s/  MICHAEL L. BURROW
                                  Michael L. Burrow, President

                            GULSBY ENGINEERING, INC.

                             By:  /s/  JERRY G. GULSBY
                                  Jerry G. Gulsby, President

                                  STOCKHOLDERS:

                               /s/ JERRY G. GULSBY
                                   Jerry G. Gulsby

                                 THE GULSBY CHILDREN'S TRUSTS

                                 created under Irrevocable Trust Agreement dated December 29, 1997:

                                 Keven Lee Gulsby 1997 Trust; Bradley Dwayne
                                 Gulsby 1997 Trust; Terri Lynette Gulsby Robbins 1997 Trust; and James Glenn Gulsby 1997 Trust.


                                 By:   /s/  TERRI LYNETTE GULSBY ROBBINS
                                          Terri Lynette Gulsby Robbins

                                 By:   /s/  JAMES GLENN GULSBY
                                          James Glenn Gulsby

                                                                  Co-Trustees

                                 THE GULSBY CHILDREN'S TRUSTS
                                 created under Irrevocable Trust Agreement dated December 29, 1997:

                                 James Hampton Gulsby 1997 Trust; Audrey Paige Gulsby 1997 Trust; John Tyler Gulsby 1997 Trust; Bradley Wyatt Gulsby 1997 Trust; William Cole Robbins 1997 Trust; Chelsea Lynette Robbins 1997 Trust; and Alexandra Elizabeth Gulsby 1997 Trust.

                                 By:   /s/  TERRI LYNETTE GULSBY ROBBINS
                                          Terri Lynette Gulsby Robbins

                                 By:   /s/  JAMES GLENN GULSBY
                                          James Glenn Gulsby

                                                                  Co-Trustees

                                 THE JGCG GENERATION-SKIPPING TRUSTS created under Irrevocable Trust Agreement dated December 29, 1997 for:

                                 Keven Lee Gulsby; Bradley Dwayne Gulsby; Terri Lynette Gulsby Robbins; and James Glenn Gulsby.

                                 By:   /s/  TERRI LYNETTE GULSBY ROBBINS
                                         Terri Lynette Gulsby Robbins

                                 By:   /s/  JAMES GLENN GULSBY
                                         James Glenn Gulsby

                                                                  Co-Trustees

        The undersigned has executed this Agreement in the space provided below to reflect her agreement to execute and deliver the Lease Agreement and the Right of First Refusal Agreement as contemplated by Section 11.17. The undersigned acknowledges that, but for her agreement as herein set forth, OEI would not execute and deliver this Agreement, and this undertaking by her is made to induce OEI to enter into this Agreement.

                                /s/ CLARA GULSBY
                                Clara Gulsby

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

        (2)    The Founding Companies are:

                       Chemical & Industrial Engineering, Inc.
                       Gulsby Engineering, Inc.
                       Paulus, Sokolowski and Sortor, Inc.
                       Petrocon Engineering, Inc.
                       W-Industries, Inc.

                                  SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

        (2) The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                       Jerry G. Gulsby
                       Gary J. Coury
                       Rick Berry

        (3) The officers of the Surviving Corporation immediately following the Effective Time are as follows:

               Chairman and Chief Executive Officer       Jerry G. Gulsby
               President                                  James G. Gulsby
               Vice President                             Gary J. Coury
               Vice President                             Rick Berry
               Secretary and Treasurer                    Clara Gulsby
               Assistant Secretary                        Robert W. Raiford

                                  SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

        (2) The name and address of each Stockholder are as follows:

                       NAME                        ADDRESS

               Jerry G. Gulsby                     3002 Royal Circle
                                                   Kingwood, Texas 77339

               The Gulsby Children's Trusts        P.O. Box 549
                                                   Humble, Texas 77347

               The Gulsby Grandchildren's Trusts   P.O. Box 549
                                                   Humble, Texas 77347

               The JGCG Generation-Skipping Trusts P.O. Box 549
                                                   Humble, Texas 77347

        (3) Subject to the provisions of Section 2.12, the aggregate Initial Merger Consideration shall be comprised of (i) $2,786,170 cash (the "CASH CONSIDERATION"), and (ii) 541,757 shares of OEI Common Stock (the "MERGER SHARES").

        (4) All of the Cash Consideration will be allocated and paid to Mr. Gulsby. In addition, Mr. Gulsby will be allocated a number of the Merger Shares equal to (i) his Pro Rata Share multiplied times the sum of (x) the amount of the Cash Consideration divided by $12 plus (y) the number of Merger Shares minus
(ii) the amount in clause (x). The balance of the Merger Shares will be allocated among the Stockholders other than Mr. Gulsby proportionately based upon their respective Pro Rata Shares. The Pro Rata Shares of the Stockholders are as follows:

                                              SHARES OF PRE-MERGER   PRO RATA
                   NAME                       COMPANY COMMON STOCK    SHARE
Stockholders:

        Jerry G. Gulsby                              7,100            71.00%
        The Gulsby Children's Trusts                   300             3.00%
        The Gulsby Grandchildren's Trusts              500             5.00%
        The JGCG Generation-Skipping Trusts          2,100            21.00%
                                                 ---------       -----------
               TOTAL                                10,000           100.00%

                                  SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

        (2) Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a) except for the following:

                       The Gulsby Children's Trusts created under Irrevocable Trust Agreement dated December 29, 1997:

                             Keven Lee Gulsby 1997 Trust
                             Bradley Dwayne Gulsby 1997 Trust
                             Terri Lynette Gulsby Robbins 1997 Trust
                             James Glenn Gulsby 1997 Trust

                       The Gulsby Grandchildren's Trusts created under Irrevocable Trust Agreement dated December 29, 1997:

                             James Hampton Gulsby 1997 Trust
                             Audrey Paige Gulsby 1997 Trust
                             John Tyler Gulsby 1997 Trust
                             Bradley Wyatt Gulsby 1997 Trust
                             William Cole Robbins 1997 Trust
                             Chelsea Lynette Robbins 1997 Trust
                             Alexandra Elizabeth Gulsby 1997 Trust

                       The JGCG Generation-Skipping Trusts created under Irrevocable Trust Agreement dated December 29, 1997 for:

                             Keven Lee Gulsby
                             Bradley Dwayne Gulsby
                             Terri Lynette Gulsby Robbins
                             James Glenn Gulsby

                                  SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

        (2) The following table sets forth the ownership of the Company's Capital Stock:

                                                             NUMBER OF
               NAME                       CLASS            SHARES OWNED
               ----                       -----            ------------
Jerry G. Gulsby                          Common                7,100
The Gulsby Children's Trusts             Common                  300
The Gulsby Grandchildren's Trusts        Common                  500
The JGCG Generation-Skipping Trusts      Common                2,100


        (3) No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                  SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

        (2) The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

                                             None

                                  SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

        (2) The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

                       New Employment Agreement
                       Lease Agreement
                       Right of First Refusal Agreement

                                  SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

                                             None

                                  SCHEDULE 6.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as therein defined.

        (2) The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

                                             None

                                  SCHEDULE 6.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.11 are used herein as therein defined.

        (2) The Company will make all arrangements and take all such actions as are necessary and satisfactory to OEI to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

               Concurrently with the Closing, the Company may transfer to the Stockholders, in kind (or in cash to the extent such retainings are collected prior to the Closing) and as taxable boot to the Stockholders, all or any part of the contract retainages reflected on the books of the Company on December 29, 1997, and owed by Chemdesign, Inc. and UMC Petroleum Corporation, respectively.

                                  SCHEDULE 8.05
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as therein defined.

        (2) At or within 10 days following the Effective Time, OEI will cause the following Stockholder Guarantees to be terminated:

               Guarantees by Gulsby of working capital loans from Sterling Bank to the Company made pursuant to the Credit Loan Agreement dated March 6, 1998 among Sterling Bank, the Company and Gulsby.

                                 SCHEDULE 10.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              GEI Acquisition, Inc.
                            Gulsby Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 10.01 are used herein as therein defined.

        (2) Each of the Stockholders (other than Gulsby) is a Restricted Stockholder and subject to all the restrictions set forth in Section 10.01 of the captioned Agreement.